Exhibit 99.2
FIRST QUARTER 2022 EARNINGS PRESENTATIONMay 5, 2022 XXII

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTSThis presentation contains forward-looking statements concerning our business operations, and financial performance and conditions, as well as our plans, objectives, and expectations for our business operations and financial performance and conditions that are subject to risks and uncertainties. All statements other than those of historical fact are forward-looking statements. These types of statements typically contain words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. Forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business, the industry in which we operate, and our management’s beliefs and assumptions. 2 These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those estimated. The contents of this presentation should be considered in conjunction with the risk factors, warnings, and cautionary statements contained in the Company’s annual, quarterly, and other reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

3 VLN® IS OFFICIALLY IN PILOT WITH CIRCLE K First and only FDA authorized combustible cigarette that “Helps You Smoke Less” Pilot sales in 150+ Chicago Circle K stores test and refine marketing mix to maximize trial, repeat purchase and advocacy ahead of national launch FDA’s proposed menthol ban positions VLN® Menthol King as a critical off-ramp for smokersPartner-focused and capital efficient pathway to nationwide sales3

4 VLN® FUELS MULTIPLE NEW GROWTH OPPORTUNITIES Distinctive product in $80 billion U.S. market, almost $800 billion global marketProven team with successful tobacco product launches Expanding with regional and national partners in C-Store, pharmacy, etc.First international VLN® shipment to South Korea opens global markets

TobaccoHemp/Cannabis Hops Financials

VLN® PILOT SALES IN CHICAGOPilot launch leading to national rollout 6Illinois state registry listing effective April 4Commenced sales in Circle K April 11 in 150+ pilot storesSecured feature story in Chicago Tribune and support from Chicago Medical Association Planning for marketing and distribution expansion underway

READY TO ADVANCE TO ROLL-OUT DURING OR AFTER PILOT PROGRAM READYING FOR VLN® MARKET EXPANSION 7Cleared for sale by AGs in 9 states: Illinois, California, New York, Colorado, Texas, Florida, Minnesota, Mississippi, and Rhode Island Filed in all remaining statesCircle K expansion opportunity into 7,000+ storesDiscussions with additional tobacco channel partners and distributors underway

EXPANDED MANUFACTURING, VLN® GROWING PROGRAMSScaling manufacturing and growing programs 62,000 sq. ft. manufacturing facility in NC ready for increased VLN® productionInvesting in 25% capacity expansionContracted largest VLN® tobacco crop everIncluding southern hemisphere pilot grows First commercial scale non-GMO VLN® 2.0 bright and burley varieties Fully prepared to scale for national and international expansion 8

9 First shipment to South Korea in March 2022South Korea is an ideal launch market:High smoking rate –1 in 3 adult men are smokersLarge premium segment with high interest in alternative productsLaunch partner in placeTargeting additional key markets where regulations require minimal interaction with regulators and leveraging MRTP to access additional markets with strong claims 9GLOBAL MARKETS: LAUNCH IN SOUTH KOREA

MENTHOL BAN & NICOTINE CAP POLICIES FAVOR VLN® FDA continues to advance its policy priorities, particularly a rule banning menthol as a characterizing flavor.VLN® Menthol King cigarettes could be the only combustible menthol cigarette on the market exempt from the menthol ban, providing a critical off-ramp for menthol smokers.22nd Century continues to support a reduced nicotine mandate, which the science shows would help all smokers more easily quit smoking nicotine or migrate to less toxic products. 10

TobaccoHemp/Cannabis Hops Financials

22nd Century Group, Inc.

MONETIZING OUR POSITION IN HEMP/CANNABIS

22nd Century has demonstrated its ability to monetize proprietary hemp/cannabis plant lines necessary to achieve its full commercial potential.



First Hamp/Cannabis Revenue

- First biomass sales in Q4 2021
- First distillate/isolate sales Q1 2022
- First IP revenue from Anandia IP in Q4 2021

2022+ Commercial Accelerant Opportunities

- Readying next-generation plant lines aligned to customer needs for 2022 growing season
- Focused on plant lines tied to customer off-take commitments
- Plant transformation expands available tools for developing tailored commercial plant lines

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TobaccoHemp/Cannabis Hops Financials

Introduce new agronomic traits to improve disease/pest resistance and plant architecture to increase crop yields in leading hop strains that are already well-accepted by the brewing industry.Increase hops content of hops active molecules that drive the beer industry, such as alpha and beta acids, plus new compounds like terpenoids and flavonoids not generally associated with hops to produce new, disruptive, unique, and proprietary aromatic hop flavor profiles.Increase hops content of active molecules with health and wellness applications as extracts/distillates in functional foods and beverages, nutraceuticals, and pharmaceuticals (xanthohumoland 8-prenylnaringenin).123 1422ND CENTURY’S HOPS VALUE PROPOSITION Hops Growers Industry Leadership Consumer Goods and Nutraceutical Companies 22nd Century is leveraging its experience with tobacco and hemp/cannabis, a close hop relative, to accelerate the development of proprietary specialty hop varieties or valuable traits.

TobaccoHemp/Cannabis Hops Financials

FIRST QUARTER 2022 FINANCIAL HIGHLIGHTS

	Net Sales	Gross Profit	Gross Profit Margin	Operating Loss	Net Loss
1Q 2022	$9.0M	$460K	5.1%	$(8.1)M	$(8.9)M
1Q 2021	$6.8M	$647K	9.5%	$(5.2)M	$(5.0)M

CMO activities fund the cost of facilities needed to manufacture VLN®.

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22nd Century Group, Inc.

FIRST QUARTER 2022 FINANCIAL HIGHLIGHTS

Dollar amounts in millions	Quarter Ended	
	March 31, 2022	December 31, 2021
Cash and cash equivalents[1]	$ 38.6	$ 48.7
Total assets[2]	$ 66.5	$ 76.0
Total liabilities[3]	$ 8.5	$ 9.9
Total shareholders' equity[4]	$ 58.0	$ 66.1

Balance sheet aligned to partner-focused VLN® launch and continued R&D activity across all three franchises.

1. Cash and cash equivalents includes short-term investment securities.
2. Total assets is the sum of total current assets, total property, plant and equipment, and total other assets including intangible assets, net, Investments and convertible note.
3. Total liabilities includes current liabilities and long-term liabilities and excludes shareholders' equity.
4. Total shareholders' equity excludes any liabilities.

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18 Q&A

CONTACT INFORMATIONINVESTOR RELATIONS & MEDIA CONTACTMei Kuo22nd Century Group, Inc.Director, Communications & Investor Relations T: 716-300-1221mkuo@xxiicentury.comMatt KrepsDarrow Associates Investor Relations T: 214-597-8200mkreps@darrowir.com